                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, For Use of the Commission
                                        Only (as permitted by Rule 14a-6(c)(2))

[X]        Definitive Proxy Statement

[ ]        Definitive Additional Materials

[ ]        Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Imagyn Medical Technologies, Inc.
           --------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                        Imagyn Medical Technologies, Inc.
           --------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
       (2)  Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
       (4)  Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
       (5)  Total fee paid:

            --------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount Previously Paid:

            --------------------------------------------------------------------
       (2)  Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------
       (3)  Filing Party:

            --------------------------------------------------------------------
       (4)  Date Filed:

            --------------------------------------------------------------------

                        IMAGYN MEDICAL TECHNOLOGIES, INC.
                            5 Civic Plaza, Suite 100
                         Newport Beach, California 92660
                                 (949) 668-5858

Dear Stockholder:

           You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Imagyn Medical Technologies, Inc. (the "Company") to be held on November 24, 1998, at The Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California 92660 commencing at 9:00 a.m., local time.

           At this meeting, you will be asked to elect two directors to serve a three-year term or until their successors are duly elected and qualified. In addition, you will be asked to ratify the selection of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending March 31, 1999.

           THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSAL SET FORTH ABOVE AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL AND THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AT THE ANNUAL MEETING.

           It is important that your shares be voted at the meeting, regardless of the number of shares you hold. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. This will not prevent you from voting your shares in person if you do attend. We have enclosed for your information a copy of the Company's Annual Report on Form 10-K for the year ended March 31, 1998, which includes audited financial statements for the Company's most recently completed fiscal year.

           We look forward to seeing you on November 24, 1998.

                                             Sincerely,

                                             /s/ CHARLES A. LAVERTY
                                             -------------------------------
                                             Charles A. Laverty
                                             Chairman of the Board and
                                             Chief Executive Officer

                        IMAGYN MEDICAL TECHNOLOGIES, INC.
                            5 Civic Plaza, Suite 100
                         Newport Beach, California 92660
                                 (949) 668-5858

To the Stockholders of
Imagyn Medical Technologies, Inc.:

        NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Imagyn Medical Technologies, Inc. ("Imagyn" or the "Company") will be held on November 24, 1998, at The Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California 92660 commencing at 9:00 a.m. local time, for the following purposes:

        1. To elect two Class I directors to serve a three-year term or until their successors are duly elected and qualified.

        2. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 1999 (the "Accountants Proposal").

        3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only those stockholders of record at the close of business on September 30, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING. Proxies are revocable at any time prior to the time they are voted, and stockholders who are present at the meeting may withdraw their proxies and vote in person if they so desire.

                                           By Order of the Board of Directors

                                           /s/ KEVIN M. HIGGINS
                                           ----------------------------------
                                           Kevin M. Higgins
                                           Secretary

Newport Beach, California
October 20, 1998

                        IMAGYN MEDICAL TECHNOLOGIES, INC.
                            5 Civic Plaza, Suite 100
                         Newport Beach, California 92660
                           ---------------------------

                                 PROXY STATEMENT

           This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Imagyn Medical Technologies, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders to be held on November 24, 1998(the "Annual Meeting"), at 9:00 a.m., local time, at The Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California 92660, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are first being sent to stockholders entitled to vote at the Annual Meeting on or about October 20, 1998.

THE PROXY

           The persons named as proxyholders, Charles A. Laverty, Kevin M. Higgins and Michael A. Montevideo, were selected by the Board of Directors of the Company and are executive officers of the Company.

           All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the shares represented by the proxy will be voted FOR the election of those directors named in the attached Proxy Statement and FOR the Accountants Proposal, and with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxyholders. An executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect a stockholder's right to vote in person should such stockholder find it convenient to attend the Annual Meeting and desire to vote in person.

VOTING AT THE ANNUAL MEETING

           Presently, the only issued and outstanding voting securities of the Company are (i) its shares of Common Stock, $.001 par value (the "Common Stock"), of which 38,687,325 shares were outstanding at the close of business on September 30, 1998 (the "Record Date") and (ii) its Convertible Subordinated Debentures which vote with the Common Stock on an "as converted" basis, and, as of the Record Date, the outstanding Convertible Subordinated Debentures had voting rights equivalent to 4,587,156 shares of Common Stock. The Common Stock and the Convertible Subordinated Debentures are hereinafter referred to as "Voting Stock" and the total number of outstanding shares of Voting Stock as of the Record Date was 43,274,481. Only holders of record of Voting Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The holders of the Voting Stock of the Company are entitled to one vote per share (or in the case of the Convertible Subordinated Debentures one vote for each share of Common Stock issuable upon conversion of the Convertible Subordinated Debentures into Common Stock) on each matter submitted to a vote of the stockholders.

           The holders of a majority of the Company's outstanding Voting Stock, present in person by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (also referred to as withheld votes), the Company believes that abstentions should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business. With respect to broker nominee votes, the Delaware Supreme Court has held that broker nominee votes may be counted as present or represented for purposes of determining the presence of a quorum. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a no vote on such proposals, whereas broker non-votes are not counted.

           With respect to the election of the Company directors, cumulative voting is not permitted. Directors are elected by a plurality of the votes of the shares of Voting Stock represented and voted at the Annual Meeting and abstentions and broker non-votes will have no effect on the outcome of the election of directors. The affirmative vote of a majority of the shares of Voting Stock represented and voted at the Annual Meeting is required to ratify the Accountants Proposal.

SOLICITATION

           The Company will bear the expense of soliciting proxies from its stockholders. Proxies will be solicited principally through the use of the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners. The Company may engage Mackenzie Partners ("Mackenzie") to supplement the Company's solicitation efforts in which case the Company will pay Mackenzie's customary fee, estimated to be approximately $6,000.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

           At the Annual Meeting, the Company's stockholders will elect two Class I directors to serve a three-year term or until their successors are duly elected and qualified or until any such directors' earlier resignation or removal. The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected to office and to the knowledge of the Board of Directors, each of its nominees intends to serve the entire term for which election is sought. However, should any of the nominees of the Board of Directors become unable or unwilling to accept nomination or election as a director, the proxies solicited by the Board of Directors will be voted for such other person as the Board may determine.

           In voting for directors, each stockholder is entitled to cast one vote for each candidate for each share of Voting Stock. Stockholders are not entitled to cumulate their votes for members of the Board of Directors. The nominees for election to the Company's Board of Directors who receive the greatest number of affirmative votes (or in the case of the holders of the Convertible Subordinated Debentures, the greatest number of affirmative votes related to the Convertible Subordinated Debentures) will be elected to the Company's Board of Directors. The Board of Directors has nominated the individuals listed below for election at the Annual Meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE EACH NOMINEE FOR ELECTION AS A MEMBER OF THE BOARD OF DIRECTORS.

The nominees for election are:

Richard Newhauser
Francis J. Tedesco, M.D.

NOMINEES AND DIRECTORS

     The following table provides information regarding each nominee and other members of the Board of Directors. The ages shown are as of September 30, 1998. A summary of the background and experience of each of these individuals is set forth below.

                                                                                                                   DIRECTOR
             NAME                                       AGE                         POSITION HELD                   SINCE
             ----                                       ---                         -------------                  --------

MEMBERS OF THE BOARD WHOSE TERMS EXPIRE IN 1998:
Richard Newhauser ....................................  51     Director                                             1996
Francis J. Tedesco, M.D.(3)...........................  54     Director                                             1995
MEMBERS OF THE BOARD WHOSE TERMS EXPIRE IN 1999:
Philip Green (2)......................................  48     Director                                             1997
James W. Biondi, M.D..................................  56     Director                                             1998
Michael S. Gross (1)(2) ..............................  36     Director                                             1996
MEMBERS OF THE BOARD WHOSE TERMS EXPIRE IN 2000:
Charles A. Laverty (1)................................  52     Chairman of the Board and Chief Executive Officer    1994
John S. Chamberlin (1)(3).............................  69     Director                                             1996
Lawrence Goelman (1)(2)(3) ...........................  56     Director                                             1996

(1)  Member of Executive Committee

(2)  Member of Audit Committee.

(3)  Member of Compensation Committee.

     The Company's Board of Directors is divided into three classes. One class of directors of Imagyn is elected at each annual meetings of stockholders to serve a three-year term or until their successors are elected and officers of Imagyn serve at the discretion of the Board of Directors.

     RICHARD NEWHAUSER became a director of the Company in August 1996. Prior to that he served as Chairman and Chief Executive Officer of Richard-Allan Medical Industries, Inc. (Richard Allan), a medical device company, from 1974 until the acquisition of Richard-Allan by the Company in August 1996. Mr. Newhauser serves as a director of WPBT in Miami, Florida and as a member of the Citizens Board for the University of Miami.

     FRANCIS J. TEDESCO, M.D. has served as a director of the Company since December 1995. Dr. Tedesco has served as President of the Medical College of Georgia since 1988, and prior to that time he held several different positions at the college, including Professor of Medicine and Chief, Section of Gastroenterology and Vice President for Clinical Affairs.

     PHILIP GREEN has served as a director since October 1997. Mr. Green is and for more than 5 years has been the Managing Partner of Green, Stewart, Farber, a law firm in Washington, D.C.

     JAMES W. BIONDI, M.D. has served as a director since 1998. Dr. Biondi has served as the Chairman, Chief Executive Officer and President of Cardiopulmonary Corporation since 1992 and is an Adjunct Associate Professor of Medicine at the Yale University School of Medicine.

     MICHAEL S. GROSS has served as a director of the Company since June 1996. Mr. Gross is one of the founding principals of Apollo Advisors, L.P. which, together with an affiliate, acts as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and of Lion Advisors, L.P., which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Gross is a director of Allied Waste Industries, Inc., Converse, Inc., The Florsheim Group, Inc., Furniture Brands International, Inc. and Proffitts, Inc.

     CHARLES A. LAVERTY became Chief Executive Officer in September 1994, and Chairman of the Board of Directors in December 1994. Mr. Laverty has spent the last 15 years of his 20 years of management and marketing experience in the healthcare field. Prior to joining the Company, Mr. Laverty was employed as Senior Executive Vice President and was a director of Coram Healthcare Corporation, which was formed by the merger of Curaflex Health Services, Inc., HealthInfusion, Inc., Medisys, Inc., and T2 Medical, Inc. Mr. Laverty served as the Chairman of the Board, President and Chief Executive Officer of Curaflex Health Services from

February 1989 to July 1994. Prior to his association with Curaflex, Mr. Laverty served as President and Chief Executive Officer of InfusionCare, Inc., a home infusion services company, from October 1988 to February 1989. In addition, he has held several positions, including Chief Operating Officer, with Foster Medical Corporation, a durable medical equipment supply company, and worked in both sales and management for C.R. Bard, a medical device company.

     JOHN S. CHAMBERLIN has served as a director of the Company since June 1996. Mr. Chamberlin worked for 22 years in various assignments for General Electric Company, including sales, product planning, marketing, General Manager of Radio Receiver Department and Vice President and General Manager of the Housewares and Audio Business Division. From 1976 to 1985 he was the President and Chief Executive Officer of Lenox, Inc. and in 1985 joined Avon Products, Inc. as President and Chief Operating Officer, leaving Avon in 1988. Mr. Chamberlin is presently Chairman of the Board of WNS, Inc., and he serves on the Boards of Directors of Seasons, Inc., the Robbins Company, Healthsouth Corporation and the Sports Holding Company. Mr. Chamberlin is a Trustee of the Medical Center of Princeton and the Woodrow Wilson National Fellowship Foundation.

     LAWRENCE GOELMAN has served as a director of the Company since March 1995. From 1981 until 1995, Mr. Goelman served as the Chairman and Chief Executive Officer of CostCare, a national healthcare cost management firm. Since 1995, Mr. Goelman has acted as a consultant, and currently is Managing Director of Tremont Partners.

Litigation

    In July and August 1997, nine complaints were filed in the United States District Court for the Central District of California against the Company, certain of its current or former officers and directors and in certain complaints, the lead underwriters of the Company's November 1996 public offering requesting certification of a class action, alleging various violations of Federal securities laws and seeking unspecified compensatory damages. A Consolidated and Amended Complaint was filed in November 1997. In addition to naming Urohealth Systems, Inc. as a defendant, the amended complaint names as defendants Charles A. Laverty, Bruce A. Hazuka, M. Cassandra Hoag, and James L. Johnson. The complaint alleges that the Company and the individual defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934,
Section 11 of the Securities Act of 1933, and Securities and Exchange Commission Rule 10b-5 by making alleged misrepresentations about the Company's business, growth and prospects, and financial statements. The Company filed a motion to dismiss the lawsuit, which the court denied. Discovery has commenced.

    On September 11, 1997, a shareholder derivative complaint was filed in the Superior Court of the State of California, County of Orange. In addition to naming Urohealth Systems, Inc. as the nominal defendant, the complaint names as defendants Charles Laverty, Abbey J. Butler, John S. Chamberlin, Robert N. Elkins, M.D., Melvyn J. Estrin, C. Sage Givens, Lawrence Goelman, Michael S. Gross, Richard Newhauser, and Francis J. Tedesco, M.D. The complaint alleges that certain of the Company's officers and directors breached their fiduciary duties owed to the Company and its shareholders by allowing the Company to misreport its financial statements. The Company and the individual defendants answered the complaint, denying any breach of fiduciary duties and asserting numerous affirmative defenses. The Court stayed the action pending the resolution of the motion to dismiss the federal class actions. Discovery has commenced.

Election of Directors

     Pursuant to the Employment Agreement between Charles A. Laverty and the Company, the Company is obligated to use its best efforts to cause Mr. Laverty to be elected as a voting member of the Company's Board of Directors during the term of his employment. In connection with the acquisition of Richard-Allan, the Company agreed to use its best efforts to cause Richard Newhauser to be elected to the Company's Board of Directors until August 1999. Mr. Gross is one of the two nominees to which the holders of the Convertible Subordinated Debentures are entitled under the Securities Purchase Agreement dated May 3, 1996. The holders of the Convertible Subordinated Debentures have elected not to name a second nominee at this time. There are no other arrangements or understandings between any director or executive officer and any other person pursuant to which such director or executive officer was or is to be elected as a director or executive officer, as applicable.

Directors' Fees

     Each director of the Company who is not a salaried officer is entitled to receive $10,000 per year and $1,000 for each directors' and committee meeting attended. Directors are entitled to reimbursement of expenses incurred in connection with business of the Company. Directors receive annual grants of options to purchase 7,500 shares of Common Stock of the Company after each annual stockholders meeting pursuant to the Company's 1996 Directors' Stock Incentive Plan.

Committees of the Board

     The Company currently has three committees of the Board of Directors: the Executive Committee, the Audit Committee and the Compensation Committee.

    The Executive Committee, currently consisting of Messrs. Laverty, Goelman, Chamberlin and Gross, exercises the power of the Board of Directors (except for certain powers that may only be exercised by the full Board) in monitoring the management of the business of the Company between meetings of the full Board of Directors.

    The Audit Committee, currently consists of Messrs. Goelman, Gross and Green, recommends the appointment of the Company's independent auditors, reviews and approves the scope of the annual audit and reviews the results thereof with the Company's independent auditors. The Audit Committee also assists the Board of Directors in reviewing the Company's business ethics and conflict of interests policies.

    The Compensation Committee, consists of Messrs. Goelman, Chamberlin and Dr. Tedesco, reviews and establishes the salary, bonus and stock awards, received by the Company's Chief Executive Officer, and, in consultation with the Chief Executive Officer, reviews the compensation of the other executive officers of the Company. The Compensation Committee is also responsible for administering the Company's 1994 Stock Incentive Plan and other stock-based incentive plans. The Compensation Committee determines the recipients of awards, sets the exercise price of shares granted and determines the terms, provisions and conditions of all rights granted.

Compensation Committee Interlocks and Insider Participation

     During fiscal 1998, the Compensation Committee consisted of Messrs. Goelman, Estrin and Dr. Elkins. Dr. Elkins and Mr. Estrin resigned from the Board and the Compensation Committee after fiscal year end. None of these persons is or has been an officer or employee of the Company or any of its subsidiaries. In addition, there are no Board of Directors or Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers of such entities.

Attendance at Board and Committee Meetings

     During the fiscal year ended March 31, 1998, the Board of Directors met 11 times. In addition, the Audit Committee met six times and the Compensation Committee met five times. Each continuing director attended 75% or more of the aggregate number of meetings held by the Board of Directors and all committees of the Board of Directors on which such directors served.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors to file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 and 5 with the SEC. Executive officers and directors are also required by the SEC rules to furnish the Company with copies of all Section 16(a) reports which they file. Based solely on its review of the Forms 3, 4 and 5 provided to or filed on behalf of its executive officers and directors, as well as written representations from these individuals regarding Forms 5, the Company believes that, during the fiscal year ended March 31, 1998, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with pursuant to the SEC rules, except for Form 4s by Messrs. Chamberlin, Gross and Drs. Elkins, Tedesco relating to options automatically granted under the Company's 1996 Directors' Stock Incentive Plan after the 1997 Annual Meeting of Stockholders. Each of the late Form 4s related to an option grant for 7,500 shares and the late forms were filed in April 1998.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                              AND OTHER INFORMATION

Summary of Executive Compensation

     The following table sets forth for each of the Company's last three completed fiscal years the compensation of the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers and two additional persons who are former executive officers of the Company (collectively, "named executive officers"). Other information regarding the Company's executive officers is set forth in its Form 10K as amended for the fiscal year ended March 31, 1998 under the caption "Compensation Executive Officers".

                           SUMMARY COMPENSATION TABLE


                                                                                                        LONG-TERM
                                                              ANNUAL COMPENSATION                      COMPENSATION
                                                 -------------------------------------------           ------------
                                                                                                          AWARDS
                                                                                                        SECURITIES
                                                                                                        UNDERLYING
                                                                                                       OPTIONS/SARS
    NAME AND PRINCIPAL POSITION     YEAR(1)      SALARY($)         BONUS($)          OTHER($)              (#)
    ---------------------------     -------      ---------         --------          --------          ------------
Charles A. Laverty                   1998        $ 604,163            --                 *               1,500,000
President and                        1997        $ 450,000            --                 *
  Chief Executive Officer            1996        $ 250,100         $375,900                                927,667

Bruce A. Hazuka                      1998        $ 300,000         $150,000              *                 150,000
Executive Vice President             1997        $ 220,833            --                 *
  and Chief Operating Officer        1996        $ 104,700         $ 52,000              *                 200,000

Michael Schuler                      1998        $ 225,000         $ 75,000              *                 100,000
President - Surgical Products        1997        $ 225,000            --                 *                   --
                                     1996        $ 142,879            --                 *                 100,000

Kevin M. Higgins                     1998        $ 200,000         $ 75,000              *                 150,000
Senior Vice President and            1997        $ 200,000            --                 *                   --
  General Counsel                    1996        $  32,692            --                 *                 150,000

M. Cassandra Hoag                    1998        $ 200,000         $ 75,000              *                 100,000
President - Gynecology Products      1997        $ 177,332            --                 *                   --
                                     1996        $  83,926            --                 *                 100,000

James L. Johnson (2)                 1998        $ 328,107            --                 *                   --
Former executive officer             1997        $ 294,733            --                 *                   --
                                     1996        $ 152,000         $ 51,100              *                 336,517

Richard Kindberg (2)                 1998        $ 278,511         $ 75,000              *                  50,000
Former executive officer             1997        $ 181,042         $ 51,866              *                 100,000
                                     1996        $ 118,125         $ 28,502              *                   --

----------

* Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus.

(1) The information for fiscal 1996 covers a nine month transition period ending March 31, 1996.

(2) Mr. Johnson's employment with the Company terminated July 1997, and Mr. Kindberg's employment with the Company terminated December 1997.

Summary of Option Grants

     The following table sets forth the individual grants of stock options made by the Company during the year ended March 31, 1998 to each of the named executive officers of the Company. The option term is 10 years with vesting over a 36 month period.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL
                                          INDIVIDUAL GRANTS                                        REALIZABLE
                            ---------------------------------------------                           VALUE AT
                              NUMBER OF       % OF TOTAL                                          ASSUMED RATE
                             SECURITIES      OPTIONS/SARS                                        OF STOCK PRICE
                             UNDERLYING       GRANTED TO      EXERCISE OR                       APPRECIATION FOR
                            OPTIONS/SARS     EMPLOYEES IN     BASE PRICE     EXPIRATION            OPTION TERM
                                                                                           -------------------------
NAME                         GRANTED(#)       FISCAL YEAR       ($/SH)          DATE           5%($)        10%($)
----                        ------------  ---------------     -----------    ----------    ----------    -----------
Charles A. Laverty           1,500,000          41.2%           $8.50        5/21/2007     $8,018,406    $20,320,216
Bruce A. Hazuka                 50,000           1.4%           $8.50        5/21/2007     $  267,280    $   677,341
Bruce A. Hazuka                100,000           2.7%           $3.6875      10/30/2007    $  231,905    $   587,693
Michael Schuler                100,000           2.7%           $3.6875      10/30/2007    $  231,905    $   587,693
Kevin M. Higgins                50,000           1.4%           $8.50        5/21/2007     $  267,280    $   677,341
Kevin M. Higgins               100,000           2.7%           $3.6875      10/30/2007    $  231,905    $   587,693
M. Cassandra Hoag               50,000           1.4%           $8.50        5/21/2007     $  267,280    $   677,341
M. Cassandra Hoag               50,000           1.4%           $3.6875      10/30/2007    $  115,952    $   293,846
James L. Johnson                 --               --              --             --             --             --
Richard Kindberg                50,000           1.4%           $3.6875      10/30/2007    $  115,952    $   293,846

Summary of Options Exercised

     The following table sets forth information concerning exercise of stock options during the year ended March 31, 1998 by each of the named executive officers of the Company and the value of unexercised options at March 31, 1998.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTIONS/SAR VALUES

                                                        NUMBER OF SECURITIES
                                                             UNDERLYING              VALUE OF UNEXERCISED
                                                             UNEXERCISED                 IN-THE-MONEY
                          SHARES                           OPTIONS/SARS AT              OPTIONS/SARS AT
                        ACQUIRED ON       VALUE              FY-END (#)                   FY-END ($)
NAME                    EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                    -----------    -----------    -------------------------    -------------------------
Charles A. Laverty          --             --           1,525,116/1,613,718                 --/--
Bruce A. Hazuka             --             --             194,445/155,555                   --/--
Michael Schuler             --             --             94,339/113,889                    --/--
Kevin M. Higgins            --             --             136,111/163,889                   --/--
M. Cassandra Hoag           --             --             184,722/106,945                   --/--
James L. Johnson            --             --                208,739/0                      --/--
Richard Kindberg            --             --                150,000/0                      --/--

1996 Directors' Stock Incentive Plan

     In July 1996, the Company approved the 1996 Directors' Stock Incentive Plan (the "Directors' Plan") which authorizes the issuance of up to 300,000 shares of Common Stock in the form of stock options to non-employee directors of the Company. The Directors' Plan was approved by the Company's stockholders in August 1996. Under the Directors' Plan, each non-employee director of the Company automatically receives an option to purchase 7,500 shares of Common Stock of the Company upon joining the Company's Board of Directors and an additional 7,500 share option immediately following each annual meeting of stockholders. Options are granted at fair market value on the date of grant and have a ten-year term. Options vest on the first anniversary of the date of grant; provided, that the options become immediately exercisable upon a "change of control."

Retirement Savings Plan

     In January 1995, the Company adopted the Company's Retirement Savings Plan (the "401(k) Plan") under Section 401(k) of the Internal Revenue Code. The 401(k) Plan generally covers all full-time employees of the Company who are over age 21 and have completed one year of service with at least 1,000 hours of service. Employees may elect to defer, in the form of contributions to the 401(k) Plan, from 1% up to 12% of their annual compensation, subject to the federal maximum limit. No matching contributions are expected to be made by the Company relating to fiscal 1998. Employees are fully vested in contributions made by them to the 401(k) Plan. Employees become vested in contributions made by the Company after completion of two years of service.

Employment Agreements

     CHARLES A. LAVERTY. The Company and Mr. Laverty are parties to an Amended and Restated Employment Agreement, dated April 1, 1996, pursuant to which Mr. Laverty serves as the Company's Chief Executive Officer. The initial term of the agreement is through April 1, 1999, after which date the agreement automatically renews for successive three-year terms unless either party exercises their option to terminate the agreement. Mr. Laverty's salary under the agreement was $450,000 for fiscal 1997, adjusted annually, plus bonuses. Mr. Laverty's base salary under the agreement was increased to $750,000 during fiscal 1998.

     The Company may terminate the agreement for "cause" which is defined as (a) Mr. Laverty's final conviction of a felony related to his duties under the agreement or (b) Mr. Laverty's willful failure to perform his reasonable responsibilities and duties under the agreement after 30 days notice from the Board. In the event that Mr. Laverty terminates the agreement without cause at any time during the last two quarters of any fiscal year any options scheduled to vest during such fiscal year shall automatically vest as of the date of termination. If the Company terminates the agreement for any reason other than for cause, or if Mr. Laverty terminates the agreement due a material breach by the Company of its obligations under the agreement, then the Company will be obligated to (A) pay to Mr. Laverty severance pay equal to three years of his salary and earned bonus as of the date of such termination and (B) provide and pay for all benefits to which Mr. Laverty is entitled under the agreement for a period of three years after termination. In addition, if the Company terminates the agreement for any reason other than for cause, or if Mr. Laverty terminates the agreement due to a material breach by the Company, all options then granted to Mr. Laverty will become immediately vested and exercisable.

     Mr. Laverty may terminate the agreement upon 30 days notice upon or within one year after a "change of control" as such term is defined in the agreement. If Mr. Laverty terminates the agreement for any reason (including with or without cause) upon or within one year after a Change of Control, the Company is obligated to (A) pay to Mr. Laverty severance equal to $2,500,000, and (B) provide and pay for all benefits to which he is entitled under the agreement for a period of three years after termination. In addition, all options then held by Mr. Laverty will become immediately vested and exercisable. If, however, an event giving rise to a Change of Control is initiated by the Company, then prior to the Company's Board approving the Change of Control, Mr. Laverty must inform the Board whether he intends to terminate the agreement. If Mr. Laverty informs the Board that he does not intend to terminate the agreement as a result of the Change of Control, he will forfeit all termination and payment rights in the agreement based on that particular Change of Control. The Agreement provides for Mr. Laverty to receive certain payments in the event that the Company is merged or combined with another corporation in a transaction in which the Company is not the surviving or continuing entity. The amount of the fee would be equal to the greater of: (i) 1% of value of such transaction in excess of $20 per share; and (ii) 1% of the capitalization of the Company in excess of $640 million.

     Mr. Laverty agreed that during his employment and for a period of 18 months after he ceases to be employed by the Company, regardless of the manner of termination and except as limited by the agreement, he will not compete with the Company.

     BRUCE A. HAZUKA. The Company and Mr. Hazuka are parties to an employment agreement pursuant to which Mr. Hazuka serves as a member of senior management of the Company. The agreement provides for an initial one-year term with two automatic one-year renewals thereafter. Mr. Hazuka's annual salary under the agreement is currently at $300,000 plus bonuses. The Company can terminate Mr. Hazuka's employment for cause (as defined in the agreement). The Company can terminate Mr. Hazuka's employment without cause upon at least 90 days' prior notice, in which case Mr. Hazuka shall be entitled to severance equal to two times the annual amount of his salary and bonus for the preceding year under the agreement, and all outstanding unvested options shall vest and be exercisable as of the termination date.

     Following a "change of control" (as defined in the agreement), Mr. Hazuka may terminate the agreement with or without "good reason" (as defined in the agreement), upon 30 days' notice given at any time during the one-year period after the change of control. If

Mr. Hazuka terminates his employment during the one-year period after the change of control for good reason, or if his employment is terminated without cause during such period, then he shall be entitled to receive a severance payment equal to two times his salary and bonus for the 12 months preceding the change of control.

     MICHAEL SCHULER. The Company and Mr. Schuler are parties to an employment agreement dated January 2, 1996 pursuant to which Mr. Schuler serves as a member of senior management of the Company. The agreement provides for an initial one-year term, with two automatic one-year renewals thereafter. Mr. Schuler's annual salary under the agreement is $225,000 plus bonuses. The Company can terminate Mr. Schuler's employment for cause (as defined in the agreement). The Company can terminate Mr. Schuler's employment without cause upon at least 90 days' prior notice, in which case Mr. Schuler is entitled to severance equal to the amount of his salary for the remaining term of the agreement (including extensions thereof).

     Following a "change of control" (as defined in the agreement), Mr. Schuler may terminate the agreement with or without "good reason" (as defined in the agreement), upon 30 days' notice given at any time during the one-year period after the change of control. If Mr. Schuler terminates his employment during the one-year period after the change of control for good reason, or if his employment is terminated by the Company without cause, then he shall be entitled to receive a severance payment equal to the greater of (i) one times his salary and bonus for the 12 months preceding the change of control and (ii) the remaining amount of salary payable for the term of the agreement.

     KEVIN M. HIGGINS. The Company and Mr. Higgins are parties to an employment agreement pursuant to which Mr. Higgins serves as a member of senior management of the Company. The agreement provides for an initial one-year term, with automatic two year extensions on each anniversary date thereafter. Mr. Higgins' annual salary under the agreement is currently $200,000 plus bonuses. The Company can terminate Mr. Higgins' employment for cause (as defined in the agreement). The Company can terminate Mr. Higgins' employment without cause upon at least 90 days' prior notice, in which case Mr. Higgins is entitled to severance equal to two times the annual amount of his salary and bonus for the preceding year under the agreement, and all outstanding unvested options shall vest and be exercisable as of the termination date.

     Following a "change of control" (as defined in the agreement), Mr. Higgins may terminate the agreement with or without "good reason" (as defined in the agreement), upon 30 days' notice given at any time during the one-year period after the change of control. If Mr. Higgins terminates his employment during the one-year period after the change of control for good reason, or if his employment is terminated by the Company without cause, then he shall be entitled to receive a severance payment equal to two times his salary and bonus for the 12 months preceding the change of control.

     M. CASSANDRA HOAG. The Company and Ms. Hoag are parties to an employment agreement pursuant to which Ms. Hoag serves as a member of senior management of the Company. The agreement provides for an initial one-year term, with automatic two year extensions on each anniversary date thereafter. Ms. Hoag's annual salary under the agreement is currently $200,000 plus bonuses. The Company can terminate Ms. Hoag's employment for cause (as defined in the agreement). The Company can terminate Ms. Hoag's employment without cause upon at least 90 days' prior notice, in which case Ms. Hoag is entitled to severance equal to two times the annual amount of her salary and bonus for the preceding year under the agreement, and all outstanding unvested options shall vest and be exercisable as of the termination date.

     Following a "change of control" (as defined in the agreement), Ms. Hoag may terminate the agreement with or without "good reason" (as defined in the agreement), upon 30 days' notice given at any time during the one-year period after the change of control. If Ms. Hoag terminates her employment during the one-year period after the change of control for good reason, or if her employment is terminated by the Company without cause, then she shall be entitled to receive a severance payment equal to two times her salary and bonus for the 12 months preceding the change of control.

     Notwithstanding anything to the contrary set forth in the Company's previous public filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this report, in whole or in part, the following report and Stock Performance Graph which follows shall not be deemed to be incorporated in any such filings.

Report of the Compensation Committee on Executive Compensation

GENERAL

     The Company's Board of Directors has a Compensation Committee (the "Committee"), which during fiscal 1998 consisted of Dr. Elkins, Mr. Estrin, and Mr. Goelman. In 1998, Mr. Estrin and Dr. Elkins resigned from the Board of Directors and the Committee. The Committee is charged by the Board of Directors with establishing a compensation plan which will enable the Company to compete effectively for the services of qualified officers and key employees, to give such employees appropriate incentive to pursue the maximization of long-term stockholder value and to recognize such employees' success in achieving both qualitative and quantitative goals for the benefit of the Company. The Committee establishes appropriate levels of compensation for specific individuals, as well as compensation and benefit programs for the Company as a whole.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

     As its beginning principle, the Committee believes that executives of the Company should be rewarded based upon their success in meeting the Company's operational goals, improving its earnings, maintaining its leadership role in the markets served, and generating consistent and superior returns for its stockholders. The Committee is quite aware that fiscal 1998 was a very difficult year, for both the Company, which faced significant liquidity issues in the later part of fiscal 1998, as well as for the Company's stockholders. Notwithstanding the Committee's beginning principles, it is often necessary to adapt those principles to actual circumstances to best serve the interests of the Company. For that reason, the Committee, early in fiscal 1998, approved bonuses for certain employees, including certain senior executive officers. These bonuses were awarded to these employees in recognition of their efforts during fiscal 1997 and early fiscal 1998 to integrate and consolidate acquired operations and achieve other operating efficiencies, and to continue to focus on introducing new products to market. At the time the bonuses were awarded, the Company was not facing the liquidity issues that arose later in the year, and the Committee believed that this was the appropriate course of action. The bonuses were awarded to certain employees, who in many cases, had not received any bonuses for the preceding two years.

     The Committee recognizes that the demand for executives with expertise and experience in the areas of medical devices and services within the healthcare services fields is intense. In order to attract and retain qualified persons, the Committee believes that the Company must offer current compensation at levels consistent with those of other publicly-traded healthcare companies. In addition, the Committee believes that it is in the best interests of the Company's stockholders to offer its executives meaningful equity participation in the Company. The Committee feels that the historic mix of cash compensation and equity participation has proven to be effective in stimulating the Company's executives to meet both long-term and short-term goals and has been a major factor in limiting turnover among senior executives. During fiscal 1998, an important focus of the Committee was on employee turnover issues. The Committee believes that it is critical to the success of the Company that it maintain its ability to retain, motivate and incentivize key employees and senior executives. This objective was more difficult to achieve during fiscal 1998 as the Company faced a declining stock price, as well as significant liquidity issues later in the fiscal year, and competition from other healthcare companies for key personnel.

     The Company's compensation program has three distinct elements: base salary; incentive compensation, including both cash incentive compensation and equity-based compensation; and retirement compensation. These elements are discussed below:

     Base Salary: While the demand for experienced managers in the healthcare industry continues to grow, the Company has been successful in attracting and retaining key executives. The Company believes that its compensation package is instrumental in such success. The Committee endeavors to establish base salary levels for those key executives which are consistent with those provided for similarly situated executives of other publicly-traded healthcare companies, taking into account each executive's areas and level of responsibility, historical performance and tenure with the Company. In establishing such levels, the Company considers compensation for executives of other publicly-traded providers of healthcare services, as well as other publicly-traded companies of similar size and with a similar growth rate. Compensation decisions are not targeted to specific levels in the range of compensation paid by such companies, nor does the Company maintain a record of where its compensation stands with respect to such other companies.

However, the Committee takes such levels of compensation into account in determining appropriate levels of compensation for the Company's executives.

     Incentive Compensation: In addition to base salary, the Committee establishes cash incentive compensation for executives of the Company, based upon each such executive's success in meeting qualitative and quantitative performance goals on an annual basis. Individual incentive bonuses are determined on a basis that takes into account each executive's success in achieving standards of performance, which may or may not be quantitative, established by the Committee and such executive's superiors. Bonus determinations are made on a case-by-case basis, taking into account appropriate quantitative and qualitative factors, and there is no fixed relationship between any particular performance factor and the amount of a given executive's bonus. Incentive compensation can be a major component of the Company's executive compensation, and the Committee believes that placing executives at risk for such a component is effective in motivating such executives to achieve such goals.

     In addition to cash incentive compensation, the Company utilizes equity-based compensation, in the form of stock options, as a tool to encourage its executives to work to meet its operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to the Company's success in enhancing its market value over time, the Committee feels that its stock option program is a very effective tool in aligning the interests of management and stockholders.

     The Committee determines stock option grants under the Company's stock option plans. Specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to the Company's results of operations. Options are also used to give incentive to newly-promoted officers at the time that they are asked to assume greater responsibilities, and, in some cases, to executives who have joined the Company through acquisitions and have assumed significant leadership roles within the Company. In evaluating option grants, the Committee considers prior grants and shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The Committee believes that the opportunity to acquire a significant equity interest in the Company has been a strong motivation for the Company's executives to pursue the long-term interests of the Company and its stockholders, and has promoted longevity and retention of key executives. Information relating to stock options granted to the five most highly-compensated executive officers of the Company is set forth elsewhere herein.

     Retirement Compensation: As described elsewhere herein, in 1995 the Company adopted a 401(k) retirement plan in order to give all full-time employees an opportunity to provide for their retirement on a tax-advantaged basis.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Company is a party to an Employment Agreement with Charles Laverty, pursuant to which Mr. Laverty is employed as Chairman of the Board, Chief Executive Officer and President of the Company for a three-year term which ends April 1, 1999. In addition, the Company has agreed to use its best efforts to cause Mr. Laverty to be elected as a Director of the Company during the term of the Agreement. Under the Agreement, Mr. Laverty's base salary was $750,000 in fiscal 1998, subject to annual review by the Board of Directors, and he is entitled to participate in any bonus plan approved by the Board of Directors for the Company's management in an amount equal to 100% of his base salary. Mr. Laverty was not awarded a cash bonus during fiscal 1998. In early fiscal 1998, the Committee, did, however, grant Mr. Laverty an additional 1,500,000 stock options vesting over 36 months at the closing price of a share of the Company's Common Stock on May 21, 1997. Such additional option grant was based on the Committee's assessment of Mr. Laverty's contribution to the Company as the builder of the urological, gynecological and minimally invasive surgical platforms for the Company. Mr. Laverty is also provided with a car allowance and with life and disability insurance. Under the Agreement, Mr. Laverty's employment may be terminated for cause or if he should become disabled. Termination of Mr. Laverty's employment under the Agreement will result in certain severance pay arrangements. In the event that the Company were to be acquired, merged or reorganized in such a manner as to result in a change of control of the Company, Mr. Laverty has the right to terminate his employment under the Agreement, in which case he will receive payment of $2.5 million. Mr. Laverty has agreed not to compete with the Company for an eighteen month period after any such termination. The Committee approved an amendment to the Agreement that provides for Mr. Laverty to receive certain payments in the event that the Company is merged or combined with another corporation in a transaction in which the Company is not the surviving or continuing entity. The amount of the fee would be equal to the greater of: (i) 1% of value of such transaction in excess of $20 per share; and (ii) 1% of the capitalization of the Company in excess of $640 million.

     During fiscal 1997 and fiscal 1998, the Board of Directors approved loans to Mr. Laverty aggregating $2,050,000. The loans are payable on November 25, 1999, or earlier in the event Mr. Laverty's employment is terminated (see "Certain Relationships and Related Transactions").

     The Committee reports to the Board of Directors on compensation arrangements with Mr. Laverty and recommends to the Board of Directors the level of incentive compensation, both cash and equity-based, which is appropriate for Mr. Laverty with respect to each fiscal year of the Company. In making such recommendation, the Committee takes into account the Company's performance in the marketplace, its success in meeting strategic goals and its success in meeting budgets. Again, ultimate compensation decisions are not made in a formulary manner, but in a manner which takes into account the Company's competitive position, its position in the financial markets, and the significant contributions made by Mr. Laverty in building the Company.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

     The Omnibus Budget Reconciliation Act of 1993 contained a provision under which a publicly-traded corporation is sometimes precluded from taking a federal income tax deduction for compensation in excess of $1,000,000 that is paid to the chief executive officer and the four other most highly-compensated executives of the corporation during a corporation's tax year. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of that term under Section 162(m) of the Internal Revenue Code. Certain transition rules apply with respect to stock option plans which were approved prior to December 20, 1993, pursuant to Rule 16b-3(b) under the Exchange Act.

     The Company believes that its employee stock option plans meet the requirements of Section 162(m) as performance-based plans; however, the Committee does from time to time grant options outside the employee stock option plans. The Committee and the Board of Directors have currently made a decision not to amend the Company's cash compensation programs to meet all requirements of Section 162(m) because such a decision would not be in the best interests of the Company's stockholders. The Committee believes that, in establishing bonus and incentive awards, certain subjective factors must be taken into account in particular cases, based upon the experienced judgment of the Committee members as well as on factors which may be objectively quantified. The preservation of tax deductibility of all compensation is an important consideration. However, the Committee believes that it is important that the Company retain the flexibility to reward superior effort and accomplishment even where all cash compensation may not be fully deductible. The Committee will continue to review the requirements for deductibility under Section 162(m) and will take such requirements into account in the future as it deems appropriate and in the best interests of the Company's stockholders.

CONCLUSIONS

     The Committee believes that the levels and mix of compensation provided to the Company's executives during fiscal 1998 were appropriate. It is the intent of the Committee to ensure that the Company's compensation programs continue to motivate its executives and reward them for being responsive to the long-term interests of the Company and its stockholders.

     The foregoing report was submitted on behalf of the Compensation Committee of the Board of Directors whose members during fiscal year 1998 consisted of Messrs. Goelman, Estrin and Dr. Elkins.


Lawrence Goelman, Chairman

Stock Price Performance

     The following performance graph assumes an investment of $100 on June 30, 1992 and compares the change to March 31, 1998 in the market price of the Common Stock of the Company with a broad market index (Dow Jones Equity Market Index) and industry index (S&P Healthcare (Medical Products and Supplies)). The Company paid no dividends during the periods shown; the performance of the indices is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

                 COMPARISON OF 69 MONTH CUMULATIVE TOTAL RETURN*
   AMONG IMAGYN MEDICAL TECHNOLOGIES, INC., THE DOW JONES EQUITY MARKET INDEX
           AND THE S&P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES) INDEX


                                     [GRAPH]






*     $100 INVESTED ON 6/30/92 IN STOCK OR INDEX
      INCLUDING REINVESTMENT OF DIVIDENDS.


                           S&P HEALTHCARE*
 MEASUREMENT PERIOD       (MEDICAL PRODUCTS        DOW JONES EQUITY             IMAGYN
(FISCAL YEAR COVERED)       AND SUPPLIES)               MARKET
---------------------     -----------------        ----------------            --------
      6/30/92                    100                      100                    100
      6/30/93                     82                      115                     91
      6/30/94                     79                      116                     45
      6/30/95                    121                      146                     46
      3/31/96                    161                      177                     63
      3/31/97                    177                      212                     46
      3/31/98                    256                      312                      7


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 30, 1998 of (i) each person known by the Company to own beneficially 5% or more of the Common Stock,
(ii) each current director of the Company and each person nominated to be a director of the Company, (iii) each named executive officer, and (iv) all current directors and executive officers as a group.

                                                                 SHARES BENEFICIALLY
                                                                        OWNED
                                                               ----------------------
NAME AND ADDRESS(1)                                              NUMBER       PERCENT
-------------------                                            ---------      -------
Avatex Corporation(2)......................................    2,464,827       5.6%
Apollo Advisors II, L.P.(3)................................    2,200,906       5.1%
Chase Venture Capital Associates, L.P.(4)..................    2,196,319       5.1%
Charles A. Laverty(5)......................................    3,339,059       7.2%
Philip Green (6)...........................................        7,500         *
James Biondi,M.D...........................................         -            *
Lawrence Goelman(7)........................................      204,239         *
Francis J. Tedesco,M.D.(8).................................       22,500         *
Michael S. Gross(9)........................................    2,215,906       5.1%
John Chamberlin(10)........................................       75,278         *
Richard Newhauser..........................................    2,040,281       4.7%
Bruce A. Hazuka(11)........................................      261,111         *
Kevin M. Higgins (12)......................................      206,027         *
Michael Schuler(13)........................................      152,889         *
M. Cassandra Hoag (14) ....................................      229,167         *
James L. Johnson (15) .....................................       36,517         *
Richard Kindberg (16) .....................................      150,000         *
All current directors and executive officers as a group (14
  persons)(17).............................................    9,169,885      19.0%



----------

  *    Less than 1%.

  (1) Unless otherwise indicated in the following footnotes, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned, subject to applicable community property law. Unless otherwise noted in the following notes the address of each person listed is c/o Imagyn Medical Technologies, Inc., 5 Civic Plaza, Suite 100, Newport Beach, California 92660. The foregoing table presents voting securities which include Common Stock and the Convertible Subordinated Debentures which vote with the Common Stock on an "as converted" basis.

  (2) Includes 1,414,827 shares of Common Stock and warrants to purchase 1,050,000 shares of Common Stock which are currently exercisable. The address of Avatex Corporation is 5910 North Central Expressway, Dallas, Texas 75206. Information provided was obtained from the Schedule 13D of Avatex Corporation as filed with the Securities and Exchange Commission.

  (3) Represents Debentures which vote on an "as converted" basis representing 2,087,156 shares of Voting Stock and warrants to purchase 113,750 shares of Common Stock which are currently exercisable. The address for Apollo Advisors II, L.P. is 1301 Sixth Avenue, New York, New York 10019.

  (4) Represents Debentures which vote on an "as converted" basis representing 2,082,569 shares of Voting Stock and warrants to purchase 113,750 shares of Common Stock which are currently exercisable. The address for Chase Venture Capital Associates, L.P. is 380 Madison Avenue, New York, New York 10017.

  (5) Includes 3,311,519 shares subject to options exercisable on or before November 30, 1998.

  (6) Includes 7,500 shares subject to options exercisable on or before November 30, 1998.

  (7) Includes 180,239 shares subject to options exercisable on or before November 30, 1998.

  (8) Includes 22,500 shares subject to options exercisable on or before November 30, 1998.

  (9) Includes securities held by Apollo Advisors II, L.P., of which Mr. Gross is a principal. Mr. Gross disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Includes 15,000 shares subject to options exercisable on or before November 30, 1998.

  (10) Includes 52,278 shares subject to options exercisable on or before November 30, 1998.

  (11) Includes 261,111 shares subject to options exercisable on or before November 30, 1998.

  (12) Includes 202,778 shares subject to options exercisable on or before November 30, 1998.

  (13) Includes 138,783 shares subject to options exercisable on or before November 30, 1998.

  (14) Includes 229,167 shares subject to options exercisable on or before November 30, 1998.

  (15) Includes 36,517 shares subject to options exercisable on or before November 30, 1998.

  (16) Includes 150,000 shares subject to options exercisable on or before November 30, 1998.

  (17) Includes 4,839,431 shares subject to options exercisable on or before November 30, 1998, warrants to purchase 113,750 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 1997, the Company loaned $550,000 to Charles A. Laverty, the Company's Chairman and Chief Executive Officer. The loan bears interest at a rate of 6.02% per annum and all principal and interest under the note is due and payable on the earlier of (a) November 25, 1999 and (b) 30 days after termination of Mr. Laverty's employment agreement. During fiscal 1998, the Company loaned an additional $1,500,000 to Mr. Laverty on the same terms and conditions as the earlier loan. As of September 30, 1998 the outstanding principle and interest is approximately $2,198,850. In July 1998 (fiscal year
1999), Mr. Laverty was granted an option to purchase 1,000,000 shares in connection with a personal guarantee of a portion of the Company's revolving credit facility.

                                 PROPOSAL TWO -
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

           The Board of Directors has recommended that the stockholders ratify the appointment of Deloitte & Touche LLP to serve as independent auditors for the Company for the fiscal year ending March 31, 1999.

           Deloitte & Touche LLP were the principal independent auditors utilized by the Company for its fiscal year ended March 31, 1998. During this time, the auditors have examined the Company's consolidated financial statements, made limited reviews of the interim financial reports, reviewed filings with the Securities and Exchange Commission and provided general advice regarding related accounting matters.

           In February 1998 the Company notified Ernst & Young LLP that the Company had elected to change independent auditors for the Company. During the Company's two most recent fiscal years and the subsequent interim period before the dismissal of Ernst & Young LLP, there have been no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Ernst & Young's satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its report. Ernst & Young's report on the Company's financial statements for the two most recent fiscal years did not contain any adverse opinion and was not qualified as to uncertainty, audit scope or accounting principles.

           In the event that ratification of this appointment of auditors is not approved by a majority of the shares of the Company's Voting Stock voting at the Annual Meeting in person or proxy, the Board of Directors will review its future selection of auditors. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

           THE BOARD OF DIRECTORS RECOMMENDS THE ADOPTION OF PROPOSAL TWO.

                                 OTHER BUSINESS

           The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                          STOCKHOLDER PROPOSALS FOR THE
                               1999 ANNUAL MEETING

           Stockholders who may wish to present proposals for inclusion in the Company's proxy materials and for consideration at the 1999 annual meeting of stockholders must submit such proposals in writing to the Secretary at the address shown at the top of page one above no later than June 22, 1999. In addition, to be properly considered at the 1999 Annual Meeting of Stockholders and except as otherwise provided under the Securities Exchange Act of 1934, notice of any stockholder proposals must be given to the Company's Secretary in writing not less than 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and with respect to any other annual meeting of stockholders, on or before the close of business on the 15th day following the date of public disclosure of the meeting date. A stockholder's notice to the Secretary shall set forth as to each matter proposed to be considered, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, the name, age and business and residential address, as they appear on the corporation's records, of the stockholder proposing such business, the class and number of shares of the corporation which are beneficially owned by the stockholder, and any material interest of the stockholder in such business.

                       DIRECTORS' APPROVAL AND CERTIFICATE

           The contents and sending of this Proxy Statement have been approved by the Company's Board of Directors.

           A stockholder wishing to be represented by proxy at the meeting or any adjournment thereof must deposit its duly executed form of proxy with the Company's transfer agent and registrar, American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005, on or before the close of business on the last day preceding the day of the meeting or any adjournment thereof at which the proxy is to be voted, or deliver it to the Chairman of the Meeting on the day of the meeting or any adjournment thereof prior to the time of voting.

           A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION HAS BEEN INCLUDED WITH THIS PROXY STATEMENT.

                                        By Order of the Board of Directors

                                        /s/ KEVIN M. HIGGINS
                                        ------------------------------------
                                        Kevin M. Higgins
                                        Secretary

Newport Beach, California
October 20, 1998

                        IMAGYN MEDICAL TECHNOLOGIES, INC.
                            5 CIVIC PLAZA, SUITE 100
                         NEWPORT BEACH, CALIFORNIA 92660

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
        IMAGYN MEDICAL TECHNOLOGIES, INC. TO BE HELD ON NOVEMBER 24, 1998

           The undersigned hereby appoints Charles A. Laverty, Kevin M. Higgins and Michael A. Montevideo, each with full power of substitution, as proxy of the undersigned, to attend the Annual Meeting of Stockholders of IMAGYN MEDICAL TECHNOLOGIES, INC. (the "Company") to be held at The Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California 92660 at 9:00 a.m. local time, and at any and all adjournments thereof, and to vote all Common Stock of the Company, as designated on the reverse side of this proxy, with all powers the undersigned would possess if personally present at the meeting.

           This proxy will be voted or withheld from being voted in accordance with the instructions specified. Where no choice is specified, this proxy will confer discretionary authority and will be voted FOR approval of Proposals 1 and
2. This proxy confers authority for the above named persons to vote in his discretion with respect to amendments or variations to the matters identified in the notice of the meeting accompanying this proxy and other matters which may properly come before the meeting. A stockholder has the right to appoint a person, who need not be a stockholder, to attend and act on his behalf at the meeting, other than the person designated in this form of proxy, such right may be exercised by inserting the name of such person in the blank space provided.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

[X]  Please mark your
     votes as in this
     example



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS AND
NOMINEES:

                FOR   WITHHELD     NOMINEES:                          2. Ratification of selection
1. Election of  [ ]     [ ]        Class I: Richard R. Newhauser         of independent auditors
    Directors                      Francis J. Tedesco, M.D.              FOR       AGAINST       ABSTAIN
                                                                         [ ]         [ ]           [ ]

                                                                         PLEASE SIGN, DATE AND RETURN THE
                                                                         PROXY CARD PROMPTLY IN THE ENCLOSED
                                                                         ENVELOPE.



For, except vote withheld from the following nominee(s):

-----------------------------------------


SIGNATURE(S) ____________________________________________ DATE ___________, 1998

NOTE: Please sign exactly as name appears hereon. When signing as executor, administrator, attorney, trustee or guardian please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.